Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2021, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-255912) and related Prospectus of Singular Genomics Systems, Inc. for the registration of 8,500,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

May 24, 2021